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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         ------------------------------

                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                  July 22, 2004

                                GB HOLDINGS, INC.

             (Exact name of Registrant as specified in its Charter)

       Delaware                     33-69716                   75-2502293
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(State or other juris-             (Commission                (IRS Employer
diction of incorporation)          File Number)           Identification Number)

                           c/o Sands Hotel and Casino
                   Indiana Avenue and Brighton Park, 9th Floor
                         Atlantic City, New Jersey 08401
               (Address of principal executive office) (Zip Code)

        Registrant's telephone number including area code: (609) 441-4517

                                 ---------------
                                 Not Applicable
                             -----------------------

         (Former name and former address, as changed since last report)



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ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE

As a result of the consummation of the Consent Solicitation and Offer to Exchange commenced by Atlantic Coast Entertainment Holdings, Inc. ("Atlantic Holdings"), a subsidiary of Greate Bay Hotel and Casino, Inc. which is a subsidiary of GB Holdings, Inc. (Amex: GBH), in which it offered to exchange its 3% Notes due 2008 for the 11% Notes due 2005, issued by GB Property Funding Corp., $66,258,970 principal amount of 11% Notes, representing 60.2% of the outstanding 11% Notes, were tendered to Atlantic Holdings. Pursuant to the terms of the Consent Solicitation and Offer to Exchange, Atlantic Holdings issued, an aggregate principal amount of $66,258,970 3% Notes, pro rata, to the holders of 11% Notes that tendered in the Consent Solicitation and Offer to Exchange.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             GB HOLDINGS, INC.

Dated: July 23, 2004                         By:    /s/ Douglas S. Niethold
                                             Name:  Douglas S. Niethold
                                             Title: Vice President Finance,
                                                    Chief Financial Officer and
                                                    Principal Accounting Officer